Exhibit 99.1

Contact:

For INNOVIVE Pharmaceuticals:

Jon Weisberg

e-mail: jonweisberg@inkandair.com

ph: 801-359-9977

fax: 801-359-9980

cell: 801-860-9977

INNOVIVE PHARMACEUTICALS DISCONTINUES DEVELOPMENT OF

INNO-105

New York, N.Y. (September 29, 2006) – INNOVIVE Pharmaceuticals, Inc. today announced that, based on results of a Phase 1 clinical trial, it will discontinue development of INNO-105.

“After careful review of trial results, we have decided to concentrate our resources on the rest of our oncology pipeline and to seek more promising compounds,” said Steven Kelly, President and Chief Executive Officer, INNOVIVE.

Trial results showed that INNO-105 appears unlikely to achieve desired plasma levels without demonstrating adverse side effects. The compound is a naturally occurring peptide that inhibits cell growth and division by interacting with OGFr, a unique receptor found on the nuclear membrane of a wide range of malignant cells.

About INNOVIVE Pharmaceuticals

Innovive Pharmaceuticals, Inc. is a public biopharmaceutical company headquartered in New York, N.Y. The company’s mission is to acquire, develop and commercialize novel therapeutics addressing significant unmet medical needs in the fields of oncology and hematology. For additional information visit www.innovivepharma.com.

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This press release contains forward-looking statements that involve risks and uncertainties that could cause INNOVIVE’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that any of INNOVIVE’s development efforts relating to its product candidates will be successful. Other risks that may affect forward-looking information contained in this press release include the risk that the results of clinical trials may not support INNOVIVE’s claims, the possibility of being unable to obtain regulatory approval of INNOVIVE’s product candidates, INNOVIVE’s reliance on third party researchers to develop its product candidates and its lack of experience in developing pharmaceutical products. These and other risks are discussed in INNOVIVE’S Registration Statement on Form 10 filed with the SEC. INNOVIVE assumes no obligation to update these forward-looking statements, except as required by law.